Exhibit 10.1

ASSET PURCHASE AGREEMENT

by and between

SMOKE CARTEL, INC.

and

KUSHCO HOLDINGS, INC.

dated as of

September 21, 2018

ASSET PURCHASE AGREEMENT

This Asset Purchase Agreement (this "Agreement"), dated as of September 21, 2018, is entered into by and among KushCo Holdings, Inc., a Nevada corporation ("Seller") and Smoke Cartel, Inc., a New York corporation ("Buyer").

RECITALS

WHEREAS, Seller wishes to sell to Buyer, and Buyer wishes to purchase from Seller, the rights of Seller to the Purchased Assets (as defined herein), subject to the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I
Purchase and Sale

Section 1.01     Purchase and Sale of Assets. Subject to the terms and conditions set forth herein, Seller shall sell, assign, transfer, convey and deliver to Buyer, and Buyer shall purchase from Seller, all of Seller's right, title and interest in the assets set forth on Exhibit A attached hereto (the "Purchased Assets"), free and clear of any mortgage, pledge, lien, charge, security interest, claim or other encumbrance ("Encumbrance").

Section 1.02     No Liabilities. Buyer shall not assume any liabilities or obligations of Seller of any kind, whether known or unknown, contingent, matured or otherwise, whether currently existing or hereinafter created.

Section 1.03     Purchase Price. The aggregate purchase price for the Purchased Assets shall be 1,410,145 shares (the “Share Consideration” and the value at Closing thereof being the "Purchase Price”) of Buyer’s common stock, $0.0001 par value per share (the “Common Stock”). The Buyer shall issue Common Stock constituting the Share Consideration at the Closing to the Seller.

Section 1.04     Allocation of Purchase Price. Seller and Buyer agree to allocate the Purchase Price among the Purchased Assets for all purposes (including tax and financial accounting) as agreed by their respective accountants, negotiating in good faith on their behalf. Buyer and Seller shall file all tax returns (including amended returns and claims for refund) and information reports in a manner consistent with such allocation.

ARTICLE II
Closing

Section 2.01     Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place simultaneously with the execution of this Agreement on the date of this Agreement (the "Closing Date") at the offices of Burns & Levinson LLP, 125 Summer Street, Boston, MA 02110 or at such other place or by such other means as are agreed upon by the parties. The consummation of the transactions contemplated by this Agreement shall be deemed to occur at 12:01 a.m. on the Closing Date.

Section 2.02     Closing Deliverables.

(a)	At the Closing, Seller shall deliver to Buyer the following:

(i)            a bill of sale in form and substance satisfactory to Buyer (the "Bill of Sale") and duly executed by Seller, transferring Purchased Assets that constitute tangible personal property to Buyer;

(ii)           assignments in form and substance satisfactory to Buyer (the "Intellectual Property Assignments") and duly executed by Seller, transferring all of Seller's right, title and interest in and to the trademark registrations and applications, patents and patent applications, and domain name registrations included in the Purchased IP (as defined below) to Buyer;

(iii)          a certificate of the Secretary or Assistant Secretary (or equivalent officer) of Seller certifying as to (A) the resolutions of the board of directors of Seller, duly adopted and in effect, which authorize the execution, delivery and performance of this Agreement and the transactions contemplated hereby, and (B) the name and signature of the officer of Seller authorized to sign this Agreement and the documents to be delivered hereunder; and

(iv)          such other customary instruments of transfer, assumption, filings or documents, in form and substance reasonably satisfactory to Buyer, as may be required to give effect to this Agreement.

(b)	At the Closing, Buyer shall deliver the following:

(i)            to Seller, the Share Consideration;

(ii)           to Seller, the Bill of Sale duly executed by Buyer;

(iii)          to Seller, the Intellectual Property Assignments duly executed by Buyer; and

(iv)          a certificate of the Secretary or Assistant Secretary (or equivalent officer) of Buyer certifying as to (A) the resolutions of the board of directors of Buyer, duly adopted and in effect, which authorize the execution, delivery and performance of this Agreement and the transactions contemplated hereby, and (B) the name and signature of the officer of Buyer authorized to sign this Agreement and the documents to be delivered hereunder; and

(v)           such other customary instruments of transfer, assumption, filings or documents, in form and substance reasonably satisfactory to Seller, as may be required to give effect to this Agreement.

ARTICLE III
Representations and warranties of seller

Seller represents and warrants to Buyer that the statements contained in this ARTICLE III are true and correct as of the date hereof. For purposes of this ARTICLE III, "Seller's knowledge," "knowledge of Seller" and any similar phrases shall mean the actual or constructive knowledge of any director or officer of Seller, after due inquiry.

Section 3.01    Organization and Authority of Seller; Enforceability. Seller is a corporation duly organized, validly existing and in good standing under the laws of the state of Nevada. Seller has full corporate power and authority to enter into this Agreement and the documents to be delivered hereunder, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance by Seller of this Agreement and the documents to be delivered hereunder and the consummation of the transactions contemplated hereby have been duly authorized by all requisite corporate action on the part of Seller. This Agreement and the documents to be delivered hereunder have been duly executed and delivered by Seller, and (assuming due authorization, execution and delivery by Buyer) this Agreement and the documents to be delivered hereunder constitute legal, valid and binding obligations of Seller, enforceable against Seller in accordance with their respective terms.

Section 3.02     No Conflicts; Consents. The execution, delivery and performance by Seller of this Agreement and the documents to be delivered hereunder, and the consummation of the transactions contemplated hereby, do not and will not: (a) violate or conflict with the certificate of incorporation, by-laws or other organizational documents of Seller; (b) violate or conflict with any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Seller or the Purchased Assets; (c) except as set forth on Section 3.02 of the disclosure schedules ("Disclosure Schedules") attached hereto, conflict with, or result in (with or without notice or lapse of time or both) any violation of, or default under, or give rise to a right of termination, acceleration or modification of any obligation or loss of any benefit under any contract or other instrument to which Seller is a party or to which any of the Purchased Assets are subject; or (d) result in the creation or imposition of any Encumbrance on the Purchased Assets. No consent, approval, waiver or authorization is required to be obtained by Seller from any person or entity (including any governmental authority) in connection with the execution, delivery and performance by Seller of this Agreement and the consummation of the transactions contemplated hereby.

Section 3.03     Title to Purchased Assets. Seller owns and has good title to the Purchased Assets, free and clear of Encumbrances.

Section 3.04     Intellectual Property.

(a)           "Intellectual Property" means any and all of the following in any jurisdiction throughout the world: (i) trademarks and service marks, including all applications and registrations and the goodwill connected with the use of and symbolized by the foregoing; (ii) copyrights, including all applications and registrations related to the foregoing; (iii) trade secrets and confidential know-how; (iv) patents and patent applications; (v) websites and internet domain name registrations; and (vi) other intellectual property and related proprietary rights, interests and protections (including all rights to sue and recover and retain damages, costs and attorneys' fees for past, present and future infringement and any other rights relating to any of the foregoing).

(b)           Section 3.04(b) of the Disclosure Schedules lists all Intellectual Property included in the Purchased Assets ("Purchased IP"). Seller owns or has adequate, valid and enforceable rights to use all the Purchased IP, free and clear of all Encumbrances. Seller is not bound by any outstanding judgment, injunction, order or decree restricting the use of the Purchased IP, or restricting the licensing thereof to any person or entity. With respect to the registered Intellectual Property listed on Section 3.04(b) of the Disclosure Schedules, (i) all such Intellectual Property is valid, subsisting and in full force and effect and (ii) Seller has paid all maintenance fees and made all filings required to maintain Seller's ownership thereof. For all such registered Intellectual Property, Section 3.04(b) of the Disclosure Schedules lists (A) the jurisdiction where the application or registration is located, (B) the application or registration number, and (C) the application or registration date.

(c)           To Seller’s knowledge, Seller's prior and current use of the Purchased IP has not and does not infringe, violate, dilute or misappropriate the Intellectual Property of any person or entity and, to Seller’s knowledge, there are no claims pending or threatened by any person or entity with respect to the ownership, validity, enforceability, effectiveness or use of the Purchased IP. To Seller’s knowledge, no person or entity is infringing, misappropriating, diluting or otherwise violating any of the Purchased IP, and neither Seller nor any affiliate of Seller has made or asserted any claim, demand or notice against any person or entity alleging any such infringement, misappropriation, dilution or other violation.

Section 3.05     Non-foreign Status. Seller is not a "foreign person" as that term is used in Treasury Regulations Section 1.1445-2.

Section 3.06     Legal Proceedings. There is no claim, action, suit, proceeding or governmental investigation ("Action") of any nature pending or, to Seller's knowledge, threatened against or by Seller (a) relating to or affecting the Purchased Assets; or (b) that challenges or seeks to prevent, enjoin or otherwise delay the transactions contemplated by this Agreement. No event has occurred or circumstances exist that may give rise to, or serve as a basis for, any such Action.

Section 3.07     Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Seller.

Section 3.08     Investment Representations.

(a)           Seller is aware of the Buyer’s business affairs and financial condition and has acquired sufficient information about Buyer to reach an informed and knowledgeable decision to acquire the Share Consideration issuable to it pursuant to this Agreement. Seller is acquiring the Share Consideration for Seller’s own account for investment purposes only and not with a view to, or for the resale in connection with, any “distribution” thereof for purposes of the Securities Act of 1933, as amended (the “Securities Act”).

(b)           Seller represents that: (x) it can afford to bear the economic risk of holding the Share Consideration for an indefinite period and can afford to suffer the complete loss of Seller’s investment in Common Stock; and (y) its knowledge and experience in financial and business matters is such that Seller is capable of evaluating the risks of the investment in the Share Consideration.

(c)           Seller fully understands that the Share Consideration is a speculative investment which involves a high degree of risk of loss of the entire investment. Seller is familiar with the general risks of investment in such securities. Seller understands that Seller is subject to all of such risks, and the nature of the risks involved in receiving Share Consideration.

(d)           Seller has had the opportunity to ask questions of and receive answers from representatives of Buyer or persons acting on behalf of Buyer concerning the transactions contemplated herein, and Seller has also had the opportunity to obtain additional information necessary to verify the adequacy and the accuracy of information furnished about Buyer. All questions asked by Seller have been answered to the satisfaction of Seller. Seller has independently evaluated the risks of receiving the Share Consideration.

(e)           Seller understands that the issuance of the Share Consideration has not been registered under the Securities Act and the Share Consideration is being issued, or will be issued in the future, in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of Seller’s investment intent as expressed herein.

(f)            Seller understands that the shares of Common Stock constituting the Share Consideration are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, Seller must hold the Share Consideration indefinitely unless such shares are registered with the Securities and Exchange Commission (the “SEC”) and qualified by state authorities, or an exemption from such registration and qualification requirements is available.  Seller acknowledges that Buyer has no obligation to register or qualify any of the Share Consideration issuable pursuant to this Agreement for resale.  Seller further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the applicable Share Consideration, and on requirements relating to Buyer which are outside of Seller’s control, and which Buyer is under no obligation and may not be able to satisfy.

(g)           Seller understands that all shares of Common Stock issuable pursuant to this Agreement and any securities issued in respect of or exchange for such shares, may be notated with one or all of the following legends:

(i)            “THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF.  NO SUCH TRANSFER MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.”; and

(ii)           any legend required by the securities laws of any state to the extent such laws are applicable to the Common Stock represented by the certificate, instrument, or book entry so legended.

(h)           Seller acknowledges that neither Buyer nor any other person offered to issue the Share Consideration issuable pursuant to this Agreement by means of any form of general solicitation or advertising, including but not limited to: (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio or (ii) any seminar or meeting whose attendees were invited by any general solicitation or general advertising.

ARTICLE IV
Representations and warranties of buyer

Buyer represents and warrants to Seller that the statements contained in this ARTICLE IV are true and correct as of the date hereof. For purposes of this ARTICLE IV, "Buyer's knowledge," "knowledge of Buyer" and any similar phrases shall mean the actual or constructive knowledge of any director or officer of Buyer, after due inquiry.

Section 4.01     Organization and Authority of Buyer; Enforceability. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the state of New York. Buyer has full corporate power and authority to enter into this Agreement and the documents to be delivered hereunder, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance by Buyer of this Agreement and the documents to be delivered hereunder and the consummation of the transactions contemplated hereby have been duly authorized by all requisite corporate action on the part of Buyer. This Agreement and the documents to be delivered hereunder have been duly executed and delivered by Buyer, and (assuming due authorization, execution and delivery by Seller) this Agreement and the documents to be delivered hereunder constitute legal, valid and binding obligations of Buyer enforceable against Buyer in accordance with their respective terms.

Section 4.02     No Conflicts; Consents. The execution, delivery and performance by Buyer of this Agreement and the documents to be delivered hereunder, and the consummation of the transactions contemplated hereby, do not and will not: (a) violate or conflict with the certificate of incorporation, by-laws or other organizational documents of Buyer; (b) violate or conflict with any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Buyer; or (c) conflict with, or result in (with or without notice or lapse of time or both) any violation of, or default under, or give rise to a right of termination, acceleration or modification of any obligation or loss of any benefit under any contract or other instrument to which Buyer is a party. No consent, approval, waiver or authorization is required to be obtained by Buyer from any person or entity (including any governmental authority) in connection with the execution, delivery and performance by Buyer of this Agreement and the consummation of the transactions contemplated hereby.

Section 4.03     Legal Proceedings. There is no Action of any nature pending or, to Buyer's knowledge, threatened against or by Buyer that challenges or seeks to prevent, enjoin or otherwise delay the transactions contemplated by this Agreement. No event has occurred or circumstances exist that may give rise to, or serve as a basis for, any such Action.

Section 4.04     Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Buyer.

Section 4.05     Capitalization. The authorized capital stock of Buyer consists of: (i) 380,000,000 shares of Common Stock; and (ii) no shares of preferred stock. As of the date of this Agreement, 20,350,006 shares of Common Stock were issued and outstanding. All of the outstanding shares of capital stock of Buyer are, and all shares of capital stock of Buyer which may be issued as contemplated or permitted by this Agreement will be, when issued, duly authorized, validly issued, fully paid, and non-assessable, and not subject to any pre-emptive rights. No subsidiary of Buyer owns any shares of Common Stock. As of the date of this Agreement, there are no outstanding: (A) securities of Buyer or any of its subsidiaries convertible into or exchangeable for voting debt or shares of capital stock of Buyer; (B) options, warrants, or other agreements or commitments to acquire from Buyer or any of its subsidiaries, or obligations of Buyer or any of its subsidiaries to issue, any voting debt or shares of capital stock of (or securities convertible into or exchangeable for shares of capital stock of) Buyer; or (C) restricted shares, restricted stock units, stock appreciation rights, performance shares, profit participation rights, contingent value rights, "phantom" stock, or similar securities or rights that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any shares of capital stock of Buyer, in each case that have been issued by Buyer or its subsidiaries (the items in clauses (A), (B), and (C), together with the capital stock of Buyer, being referred to collectively as "Buyer Securities"). All outstanding shares of Common Stock and all outstanding shares of capital stock, voting securities, or other ownership interests in any subsidiary of Buyer, have been issued or granted, as applicable, in compliance in all material respects with all applicable securities laws. There are no outstanding contracts requiring Buyer or any of its subsidiaries to repurchase, redeem, or otherwise acquire any Buyer Securities. Neither Buyer nor any of its subsidiaries is a party to any voting agreement with respect to any Buyer Securities.

Section 4.06     SEC Filings. Buyer has timely filed with or furnished to, as applicable, the SEC all registration statements, prospectuses, reports, schedules, forms, statements, and other documents (including exhibits and all other information incorporated by reference) required to be filed or furnished by it with the SEC since January 1, 2017 (the "Buyer SEC Documents"). True, correct, and complete copies of all Buyer SEC Documents are publicly available in the Electronic Data Gathering, Analysis, and Retrieval database of the SEC ("EDGAR"). As of their respective filing dates or, if amended or superseded by a subsequent filing prior to the date hereof, as of the date of the last such amendment or superseding filing (and, in the case of registration statements and proxy statements, on the dates of effectiveness and the dates of the relevant meetings, respectively), each of the Buyer SEC Documents complied as to form in all material respects with the applicable requirements of the Securities Act, the Securities Exchange Act of 1934, as amended, and the Sarbanes-Oxley Act of 2002 (including the rules and regulations promulgated thereunder, the "Sarbanes-Oxley Act"), and the rules and regulations of the SEC thereunder applicable to such Buyer SEC Documents. None of the Buyer SEC Documents, including any financial statements, schedules, or exhibits included or incorporated by reference therein at the time they were filed (or, if amended or superseded by a subsequent filing prior to the date hereof, as of the date of the last such amendment or superseding filing), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. To the knowledge of Buyer, none of the Buyer SEC Documents is the subject of ongoing SEC review or outstanding SEC investigation and there are no outstanding or unresolved comments received from the SEC with respect to any of the Buyer SEC Documents.

Section 4.07     Financial Statements. Each of the consolidated financial statements (including, in each case, any notes and schedules thereto) contained in or incorporated by reference into the Buyer SEC Documents: (i) complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto as of their respective dates; (ii) was prepared in accordance with United States generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto and, in the case of unaudited interim financial statements, as may be permitted by the SEC for Quarterly Reports on Form 10-Q); and (iii) fairly presented in all material respects the consolidated financial position and the results of operations, changes in stockholders' equity, and cash flows of Buyer and its consolidated subsidiaries, if any, as of the respective dates of and for the periods referred to in such financial statements, subject, in the case of unaudited interim financial statements, to normal and year-end audit adjustments as permitted by GAAP and the applicable rules and regulations of the SEC (but only if the effect of such adjustments would not, individually or in the aggregate, be material).

Section 4.08     Compliance with Laws. Buyer and each of its subsidiaries is and, since January 1, 2017, has been in material compliance with, all laws or orders applicable to Buyer or any of its subsidiaries or by which Buyer or any of its subsidiaries or any of their respective businesses or properties is bound. Since January 1, 2017, no governmental entity has issued any notice or notification stating that Buyer or any of its subsidiaries is not materially in compliance with any law.

Section 4.09     No Undisclosed Liabilities. The audited balance sheet of Buyer dated as of December 31, 2017 contained in the Buyer SEC Documents filed prior to the date hereof is hereinafter referred to as the "Buyer Balance Sheet." Neither Buyer nor any of its subsidiaries has any liabilities other than liabilities that: (i) are reflected or reserved against in the Buyer Balance Sheet (including in the notes thereto); (ii) were incurred since the date of the Buyer Balance Sheet in the ordinary course of business consistent with past practice; or (iii) are incurred in connection with the transactions contemplated by this Agreement.

Section 4.10     Litigation. There is no legal action pending, or to the knowledge of Buyer, threatened against Buyer or any of its subsidiaries or any of their respective properties or assets or, to the knowledge of Buyer, any officer or director of Buyer or any of its subsidiaries in their capacities as such other than any such legal action that: (a) does not involve an amount in controversy in excess of $10,000; and (b) does not seek material injunctive or other material non-monetary relief. To the knowledge of Buyer, there are no SEC inquiries or investigations, other governmental inquiries or investigations, or internal investigations pending or, to the knowledge of Buyer, threatened, in each case regarding any accounting practices of Buyer or any of its subsidiaries or any malfeasance by any officer or director of Buyer.

ARTICLE V
Covenants AND OTHER AGREEMENTS

Section 5.01     Public Announcements. Except as set forth below and unless otherwise required by applicable law or OTCQB market requirements, neither party shall make any public announcements regarding this Agreement or the transactions contemplated hereby without the prior written consent of the other party (which consent shall not be unreasonably withheld or delayed). Seller hereby agrees to issue press releases announcing this Agreement and the transactions contemplated hereby to (i) the public and (ii) to selected investors, provided that the content of such press release does not include any material nonpublic information and is not otherwise in violation of any applicable law. Seller shall reasonably cooperate with Buyer regarding the content of such press releases.

Section 5.02     Transfer Taxes. All transfer, documentary, sales, use, stamp, registration, value added and other such taxes and fees (including any penalties and interest) incurred in connection with this Agreement and the documents to be delivered hereunder shall be borne and paid by Buyer when due. Buyer shall, at its own expense, timely file any tax return or other document with respect to such taxes or fees.

Section 5.03     Bulk Sales Laws. The parties hereby waive compliance with the provisions of Division 6 of the California Uniform Commercial Code relating to bulk sales and the provisions of any other bulk sales, bulk transfer, or similar Laws of any jurisdiction that may otherwise be applicable with respect to the sale of any or all of the Purchased Assets to Buyer.

Section 5.04     Referrals. During the one-year period following the Closing Date, the Seller hereby agrees to (i) use its reasonable best efforts to refer to Buyer all customers using Seller’s website with respect to the Purchased Assets and (ii) use its reasonable best efforts to refer all of Seller’s recurring wholesale customers with respect to the Purchased Assets to Buyer directly.

Section 5.05     Further Assurances. Following the Closing, each of the parties hereto shall execute and deliver such additional documents, instruments, conveyances and assurances and take such further actions as may be reasonably required to carry out the provisions hereof and give effect to the transactions contemplated by this Agreement and the documents to be delivered hereunder.

Section 5.06     Acknowledgments by Buyer. Buyer has conducted its own independent investigation, review and analysis of the Purchased Assets, and acknowledges that it has been provided adequate access to the personnel, properties, assets, premises, books and records, and other documents and data of Seller for such purpose. Buyer acknowledges and agrees that: (a) in making its decision to enter into this Agreement and to consummate the transactions contemplated hereby, Buyer has relied solely upon its own investigation and the express representations and warranties of Seller set forth in ARTICLE III of this Agreement (including related portions of the Disclosure Schedules); and (b) neither Seller nor any other person has made any representation or warranty as to Seller, the Purchased Assets or this Agreement, except as expressly set forth in ARTICLE III of this Agreement (including the related portions of the Disclosure Schedules). The Buyer is acquiring the Purchased Assets on an "AS IS, WHERE IS" basis.

ARTICLE VI
Indemnification

Section 6.01     Survival. Subject to the limitations and other provisions of this Agreement, the representations and warranties contained herein shall survive the Closing and shall remain in full force and effect until the date that is eighteen (18) months from the Closing Date; provided, that the representations and warranties in (a)  Section 3.01 (Organization and Authority of Seller),  Section 3.03 (Title to Purchased Assets), Section 3.07 (Legal Proceedings), Section 3.08 (Brokers), Section 4.01 (Organization and Authority of Buyer), Section 4.03 (Legal Proceedings), Section 4.04 (Brokers), Section 4.05 (Capitalization), Section 4.06 (SEC Filings), Section 4.07 (Financial Statements), Section 4.09 (No Undisclosed Liabilities), and Section 4.10 (Litigation) (collectively, the “Fundamental Representations”) shall survive for the full period of all applicable statutes of limitations (giving effect to any waiver, mitigation or extension thereof) plus 60 days. All covenants and agreements of the parties contained herein shall survive the Closing indefinitely or for the period explicitly specified therein. Notwithstanding the foregoing, any claims asserted in good faith with reasonable specificity (to the extent known at such time) and in writing by notice from the Indemnified Party to the Indemnifying Party prior to the expiration date of the applicable survival period shall not thereafter be barred by the expiration of the relevant representation or warranty and such claims shall survive until finally resolved.

Section 6.02     Indemnification by Seller. Seller shall indemnify and hold harmless Buyer, its affiliates and their respective stockholders, directors, officers and employees (collectively, the “Buyer Indemnitees”) from and against all claims, judgments, damages, liabilities, settlements, losses, costs and expenses, including attorneys' fees and disbursements (collectively, “Losses”), arising from or relating to:

(a)           any inaccuracy in or breach of any of the representations or warranties of Seller contained in this Agreement or any document to be delivered hereunder; or

(b)           any breach or non-fulfillment of any covenant, agreement or obligation to be performed by Seller pursuant to this Agreement or any document to be delivered hereunder.

Section 6.03     Indemnification by Buyer. Buyer shall defend, indemnify and hold harmless Seller, its affiliates, stockholders, directors, officers and employees (collectively, the “Seller Indemnitees”) from and against all Losses arising from or relating to:

(a)           any inaccuracy in or breach of any of the representations or warranties of Buyer contained in this Agreement or any document to be delivered hereunder; or

(b)           any breach or non-fulfillment of any covenant, agreement or obligation to be performed by Buyer pursuant to this Agreement or any document to be delivered hereunder.

Section 6.04     Certain Limitations. The indemnification provided for in Section 6.02 and Section 6.03 shall be subject to the following limitations:

(a)           Seller shall not be liable to the Buyer Indemnitees for indemnification under Section 6.02(a) until the aggregate amount of all Losses in respect of indemnification under Section 6.02(a) exceeds $15,000 (the “Basket”), in which event Seller shall be required to pay or be liable for all such Losses exceeding the Basket amount. The aggregate amount of all Losses for which Seller shall be liable pursuant to Section 6.02(a) shall not exceed $150,000 (the "Cap").

(b)           Buyer shall not be liable to the Seller Indemnitees for indemnification under Section 6.03(a) until the aggregate amount of all Losses in respect of indemnification under Section 6.03(a) exceeds the Basket, in which event Seller shall be required to pay or be liable for all such Losses exceeding the Basket amount. The aggregate amount of all Losses for which Buyer shall be liable pursuant to Section 6.03(a) shall not exceed the Cap.

(c)           Notwithstanding the foregoing, the limitations set forth in Section 6.04(a) and Section 6.04(b) shall not apply to Losses based upon, arising out of, with respect to or by reason of any inaccuracy in or breach of any Fundamental Representation.

Section 6.05     Indemnification Procedures. Whenever any claim shall arise for indemnification hereunder, the party entitled to indemnification (the "Indemnified Party") shall promptly provide written notice of such claim to the other party (the "Indemnifying Party"). In connection with any claim giving rise to indemnity hereunder resulting from or arising out of any Action by a person or entity who is not a party to this Agreement, the Indemnifying Party, at its sole cost and expense and upon written notice to the Indemnified Party, may assume the defense of any such Action with counsel reasonably satisfactory to the Indemnified Party. The Indemnified Party shall be entitled to participate in the defense of any such Action, with its counsel and at its own cost and expense. If the Indemnifying Party does not assume the defense of any such Action, the Indemnified Party may, but shall not be obligated to, defend against such Action in such manner as it may deem appropriate, including, but not limited to, settling such Action, after giving notice of it to the Indemnifying Party, on such terms as the Indemnified Party may deem appropriate and no action taken by the Indemnified Party in accordance with such defense and settlement shall relieve the Indemnifying Party of its indemnification obligations herein provided with respect to any damages resulting therefrom. The Indemnifying Party shall not settle any Action without the Indemnified Party's prior written consent (which consent shall not be unreasonably withheld or delayed).

Section 6.06     Tax Treatment of Indemnification Payments. All indemnification payments made under this Agreement shall be treated by the parties as an adjustment to the Purchase Price for tax purposes, unless otherwise required by law.

Section 6.07     Effect of Investigation. An Indemnified Party’s right to indemnification or other remedy based on the representations, warranties, covenants and agreements of Seller or Buyer contained herein will not be affected by any investigation conducted by such Indemnified Party with respect to, or any knowledge acquired by such Indemnified Party at any time, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant or agreement.

Section 6.08     Cumulative Remedies. The rights and remedies provided in this ARTICLE VI are cumulative and are in addition to and not in substitution for any other rights and remedies available at law or in equity or otherwise.

ARTICLE VII
Miscellaneous

Section 7.01     Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

Section 7.02     Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by facsimile or e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next business day if sent after normal business hours of the recipient; or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 7.02):

If to Seller:	KushCo Holdings, Inc. 11958 Monarch Street Garden Grove, CA 92841 E-mail: arun.kurichety@kushbottles.com Attention: Arun Kurichety, General Counsel

with a copy to:	Burns & Levinson LLP 125 Summer Street Boston, MA 02110 E-mail: jvolman@burnslev.com Attention: Josef Volman, Esq.

If to Buyer:	Smoke Cartel, Inc. 1313 Rogers Street Savannah, GA 31415 E-mail: darby@smokecartel.com Attention: Darby Cox

with a copy to:	The Bowen Law Group 7 East Congress Street Suite 1001 Savannah, GA 31415 E-mail: cbowen@thebowenlawgroup.com Attention: Charles J. Bowen, Esq.

Section 7.03     Headings. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

Section 7.04     Severability. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction.

Section 7.05     Entire Agreement. This Agreement and the documents to be delivered hereunder constitute the sole and entire agreement of the parties to this Agreement with respect to the subject matter contained herein, and supersede all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter. In the event of any inconsistency between the statements in the body of this Agreement and the documents to be delivered hereunder, the Exhibits and Disclosure Schedules (other than an exception expressly set forth as such in the Disclosure Schedules), the statements in the body of this Agreement will control.

Section 7.06     Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither party may assign its rights or obligations hereunder without the prior written consent of the other party, which consent shall not be unreasonably withheld or delayed. No assignment shall relieve the assigning party of any of its obligations hereunder.

Section 7.07     No Third-party Beneficiaries. Except as provided in ARTICLE VI, this Agreement is for the sole benefit of the parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

Section 7.08     Amendment and Modification. This Agreement may only be amended, modified or supplemented by an agreement in writing signed by each party hereto.

Section 7.09     Waiver. No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. No waiver by any party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any right, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

Section 7.10     Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of California without giving effect to any choice or conflict of law provision or rule (whether of the State of California or any other jurisdiction).

Section 7.11     Submission to Jurisdiction. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in the federal courts of the United States of America or the courts of the State of California in each case located in the city of Los Angeles, and each party irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding.

Section 7.12    Waiver of Jury Trial. Each party acknowledges and agrees that any controversy which may arise under this Agreement is likely to involve complicated and difficult issues and, therefore, each such party irrevocably and unconditionally waives any right it may have to a trial by jury in respect of any legal action arising out of or relating to this Agreement or the transactions contemplated hereby.

Section 7.13    Specific Performance. The parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy to which they are entitled at law or in equity.

Section 7.14    Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

SMOKE CARTEL, INC.

By	/s/ Darby Cox
Name: Darby Cox Title: Chief Executive Officer

KUSHCO HOLDINGS, INC.

By	/s/ Nicholas Kovacevich
Name: Nicholas Kovacevich Title: Chief Executive Officer

EXHIBIT A

Purchased Assets

1.	The following inventory:

(See attached)

2.	All machinery, tools, jigs, supplies, consumables, molds and the designs of such molds held by third party manufacturers on behalf of Seller with respect to the products listed in Paragraph (1) above.

3.	The Purchased IP listed on Section 3.04(b) of the Disclosure Schedules.

4.	All goodwill of the business conducted by Seller with respect to the sale of products listed in Paragraph (1) above.

5.	Copies of all customer lists, supplier lists, quality control records, customer complaint records and sales materials and records relating to the products listed in Paragraph (1) above.

DISCLOSURE SCHEDULES

These disclosure schedules (the “Disclosure Schedules”) are being delivered by KushCo Holdings, Inc., a Nevada corporation (“Seller”), pursuant to that certain Asset Purchase Agreement, dated as of September 21, 2018 (the “Agreement”) by and between Seller and Smoke Cartel, Inc., a New York corporation (“Buyer”). Each section or subsection number referenced in these Disclosure Schedules refers to the section or subsection of the same number in the Agreement, unless otherwise specified. All capitalized terms used but not defined in these Disclosure Schedules shall have the respective meanings assigned to them in the Agreement.

Headings have been inserted on the individual schedules included in the Disclosure Schedules for the convenience of reference only and shall not affect the construction or interpretation of any of the provisions of the Agreement or the Disclosure Schedules. All references to “Section” refer to a section in the Agreement, unless the context otherwise requires. All references to “Schedule” refer to one of the Schedules, unless the context otherwise requires.

These Disclosure Schedules are not intended to constitute, and shall not be construed as constituting, representations or warranties of the Company except as and to the extent expressly provided in the Agreement. The representations and warranties contained in ARTICLE III of the Agreement are qualified by reference to the correspondingly numbered schedules, sections and subsections of these Disclosure Schedules.

Cross references that may be contained in certain schedules contained in the Disclosure Schedules to other schedules contained in the Disclosure Schedules, and information contained in various schedules contained in the Disclosure Schedules or sections and subsections of the schedules contained in the Disclosure Schedules, shall be deemed to be disclosed under each and every part, category or heading of the Disclosure Schedules to which such cross references relate.

These Disclosure Schedules may include items or information that the Company is not required to disclose under the Agreement. Disclosure of such items or information shall not affect, directly or indirectly, the interpretation of the Agreement or the scope of the disclosure obligation of the Company under the Agreement.

Section 3.02

Third Party Consents

Loan and Security Agreement by and among Gerber Finance Inc., Kush Bottles, Inc., Kim International Corporation, Dank Bottles, LLC, KBCMP, Inc. and CMP Wellness, LLC, effective as of November 6, 2017.

Section 3.04(b)

Purchased IP

Patent Applications

Title	Application No.	Filing Date	Jurisdiction
Collapsible Water Pipe	14/258,239	April 22, 2014	United States
Collapsible Water Pipe	61/819,705	April 22, 2014	United States

Trademarks

Mark	Serial No.	Registration No.	Registration Date	Jurisdiction
	86003332	4642070	November 18, 2014	United States
Roll uh Bowl	86003329	4642069	November 18, 2014	United States
SMOKY BUBBLES. ANYWHERE	86003335	4642071	November 18, 2014	United States

Domain Names

www.roll-uh-bowl.com

www.rolluhbowl.com

Social Media Accounts

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